                                                                 EXHIBIT 10.13


                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT is entered into this 2nd day of April, 1999, by and between WorldWide Web NetworX Corporation, a Delaware corporation (the "Company"), and Ralph H. Isham (the Consultant").

                              W I T N E S S E T H:

     WHEREAS, each of the parties desires to enter into this Consulting
Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. Commencing as of the date hereof and continuing through December 31, 1999 (the "Consulting Period"), the Consultant shall consult with the Company in an advisory capacity when reasonably requested to do so by the Company in connection with the Company's business and affairs, including potential acquisition candidates; provided that the consultations shall be performed in the place or places and at the time or times and in the manner that shall be reasonably acceptable to the Consultant. The Consultant shall consult with the Company on a non-exclusive basis and shall provide advice to the Company in connection with such financial and other matters as may from time to time be brought to the Consultant's attention by the Company.

     2. (a) As compensation for the performance by the Consultant of the consulting services hereunder during the Consulting Period, the Company shall issue to the Consultant a warrant, in the form attached hereto as Exhibit A, to purchase 100,000 shares of the Company's restricted common stock, $.001 par value (the "Shares") exercisable for a period of four (4) years from the date of this Agreement (the "Exercise Period") at an exercise price of $2.25 per share.

        (b) The Shares shall have "piggy-back" registration rights and shall be included in any registration statement on Form S-1, SB-2 or other appropriate form filed by the Company during the Exercise Period with the Securities and Exchange Commission which registers for resale any of the Company's securities. The Company shall give the Consultant appropriate notice of such registration and shall comply with the Consultant's election to register. The Company shall bear the expenses of registering the Shares.

     3. (a) Neither the Consultant nor the Company may at any time assign this Agreement nor any right or interest hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        (b) Any notice, request, instruction or other documentation required or permitted to be given hereunder shall be sufficient if in writing and hand delivered or sent by United States Certified Mail, return Receipt Requested, to the parties at their respective addresses as follows:

     If to the Company:       WorldWide Web NetworX Corporation
                              3000 Atrium Way, Suite 20
                              Mt. Lawrence, NJ 08054

     If to the Consultant:    Ralph H. Isham
                              1215 Fifth Avenue, Apt. 12B
                              New York, NY 10029

        (c) This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and any and all prior negotiations, agreements or understandings relating thereto, written or oral, are superseded hereby. This Agreement may not be changed, modified, extended, renewed or supplemented and no provision hereof may be waived, except by an instrument in writing signed by the party against whom enforcement of any change, modification, extension, renewal, supplement or waiver is sought.

       (d) This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The invalidity of any portion of this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted herein conditionally on their being valid in law. In the event that any portion or portions contained herein shall be invalid, this Agreement shall be construed so as to make such portion or portions valid or, if such construction is not legally possible, as if such invalid portion or portions had not bee inserted.

       (e) Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver or relinquishment of any of such terms, covenants or conditions, nor shall any waiver of relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Consulting Agreement as of the day and year first above written

                                       WorldWide Web NetworX Corporation,
                                       a Delaware corporation


                                       By:    //S//     Robert D. Kohn
                                              ------------------------
                                                        Robert D. Kohn,
                                                        Chief Executive Officer

                                             //S//      Ralph H. Isham
                                             -------------------------
                                                        Ralph H. Isham